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                                                                       EXHIBIT 5

                                November 15, 1996

The Timken Company
1835 Dueber Avenue, S.W.
Canton, Ohio  44706-2798

                  Re: MPB EMPLOYEES' SAVINGS PLAN (AS AMENDED AND RESTATED AS OF OCTOBER 24, 1994, AS AMENDED)

Ladies and Gentlemen:

                  We have acted as counsel for The Timken Company, an Ohio corporation (the "Registrant"), in connection with the MPB Employees' Savings Plan (as Amended and Restated as of October 24, 1994, as amended) (the "Plan"). We have examined such documents, records and matters of law as we have deemed necessary for the purposes of this opinion, and based thereon, we are of the opinion that the Registrant's shares of Common Stock without par value (the "Common Stock") that may be issued or transferred and sold by the Registrant to the trustee pursuant to the Plan will be, when issued or transferred and sold in accordance with the Plan, duly authorized, validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 filed by the Registrant to effect the registration of the Common Stock to be issued and sold pursuant to the Plan under the Securities Act of 1933.

                                                     Very truly yours,


                                                     Jones, Day, Reavis & Pogue